Exhibit 10.1
AMENDMENT NO. 1
TO
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
     This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of April 15, 2009 (this “Amendment”), is entered into by and among PACKAGING RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as borrower (together with its successors and permitted assigns, the “Borrower”), PACKAGING CREDIT COMPANY, LLC, a Delaware limited liability company, as initial servicer (together with its successors, the “Servicer”), YC SUSI Trust, a Delaware statutory trust, and Bank of America, National Association (“Bank of America”), as lenders (collectively, the “Lenders”), and Bank of America, as agent for the Lenders (in such capacity, the “Agent”).
RECITALS
     WHEREAS, the parties hereto have entered into that certain Amended and Restated Credit and Security Agreement dated as of September 19, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the parties hereto wish to make certain changes to the Credit Agreement as herein provided;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:
          SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.
          SECTION 2. Amendments.
     2.1. The following definitions in Annex A of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
          ““Credit Event” means, with respect to the Performance Guarantor, the lowering of the Performance Guarantor’s issuer rating or bank debt rating to below “BB-” or “Ba3” by either S&P or Moody’s, as applicable, or the withdrawal or suspension of either such rating.”
          ““Default Rate” means a rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.50%, changing when and as the Alternate Base Rate changes.”
          ““Dilution Horizon Ratio” means, on any Settlement Date, an amount calculated by dividing (a) cumulative sales of the Originator generated during the most recent Settlement Period by (b) the aggregate Unpaid Balance of all Receivables as of the most recent Cut-off Date; provided that if a Rating Event has occurred, the numerator shall be calculated based on the cumulative sales of the Originator generated during the two (2) most recent Settlement Periods.”

          “Dilution Reserve” means, as of any Settlement Date, a percentage equal to the product of (a) the sum of (i) the product of 2.5 times the Adjusted Dilution Ratio, plus (ii) the Dilution Volatility Component, multiplied by (b) the Dilution Horizon Ratio.
          ““Fee Letter” means that certain Second Amended and Restated Fee Letter dated as of April 15, 2009 and among the Servicer, the Borrower, YC SUSI and the Agent, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.”
          ““Interest Reserve” shall mean, as of any date of determination, an amount equal to (a) the product of (i) 2.5 times (ii) the Days Sales Outstanding as of such date of determination times (iii) the Base Rate as of such date of determination plus 2.50%, divided by (b) 365 or 366, as applicable, times the Net Pool Balance as of such date of determination.”
          ““Loss Reserve” as of any Cut-Off Date means a percentage equal the product of (a) 2.5 times the highest three-month rolling average Default Ratio during the most recent twelve (12) Settlement Periods and (b) the Default Horizon Ratio.”
          ““Minimum Reserve Ratio” means, as of any Settlement Date, the sum of (a) 10.0% and (b) the product of (i) the Adjusted Dilution Ratio and (ii) the Dilution Horizon Ratio, each calculated as of the Settlement Date immediately following such Settlement Period.”
          ““Rating Event” means, with respect to the Performance Guarantor, the lowering of the Performance Guarantor’s issuer rating or bank debt rating to below “BBB-” or “Baa3” by either S&P or Moody’s, as applicable.”
          ““Scheduled Termination Date” means April 14, 2010, unless extended by unanimous agreement of the Agent and the Lenders.”
     2.2. The chart in the definition of “Obligor Concentration Limit” in Annex A of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

S&P Long-Term	Moody’s Long-Term	S&P Short-Term	Moody’s Short-Term		Allowable % of
Rating	Rating	Rating	Rating		Eligible Receivables
AAA to AA-	Aaa to Aa2	A-1+	P	-1	10%
A+ to A		A-1			8%
A- to BBB+	A3 to Baa1	A-2	P	-2	4%
BBB-BBB-	Baa2 to Baa3	A-3	P	-3	3%
Below BBB- or	Below Baa3 or	Below A-3 or	Below P-3 or		2%
Not Rated	Not Rated	Not Rated	Not Rated
     2.3. The following language is hereby added to the end of Section 7.2(b) of the Credit Agreement as follows:
          “In addition, Borrower will provide a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures (such procedures to be agreed upon from time to time by the Borrower, such accountants and the Agent) to certain documents and records relating to the Collateral under any Transaction Document, compared the information contained in the Information Packages delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VII, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall be provided annually, as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower; provided that such report shall first be delivered within ninety (90) days of April 15, 2009.”
          SECTION 3. Conditions Precedent. This Amendment shall become effective on the first date on which (i) the Agent shall have received an original counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties, (ii) the Agent shall have received a renewal fee in the amount equal to the product of (a) 10 basis points (0.10%) times (b) the Aggregate Commitment as of the date hereof as more fully described in the Fee Letter, and (iii) the Agent shall have received all fees and expenses in connection with this Amendment, including the fees of the Agent’s legal counsel, Mayer Brown LLP.
          SECTION 4. Miscellaneous.
     4.1. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Borrower and the Servicer hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.
     4.2. References to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
     4.3. Effect on Credit Agreement. Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
     4.4. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York (without reference to conflicts of laws principles thereof other than Section 5-1601 of the New York General Obligations Law).
     4.5. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     4.6. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

     4.7. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Facsimiles shall be effective as originals.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BORROWER: PACKAGING RECEIVABLES COMPANY, LLC, a Delaware limited liability company
By:	/s/ DARLA J. OLIVIER
	Name:	Darla J. Olivier
	Title:	Secretary

SERVICER: PACKAGING CREDIT COMPANY, LLC, a Delaware limited liability company
By:	/s/ DARLA J. OLIVIER
	Name:	Darla J. Olivier
	Title:	Secretary

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LENDERS: YC SUSI TRUST, as a Lender
By:	Bank of America, National Association, its
attorney-in-fact

By:	/s/ STEVEN MAYSONET
	Name:	Steven Maysonet
	Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION
By:	/s/ STEVEN MAYSONET
	Name:	Steven Maysonet
	Title:	Vice President

AGENT: BANK OF AMERICA, NATIONAL ASSOCIATION
By:	/s/ STEVEN MAYSONET
	Name:	Steven Maysonet
	Title:	Vice President

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